News Release

For Immediate Release Contact: Bob Lougee (800) 611-8488
Friday, April 5, 2013 bob.lougee@usamobility.com

USA Mobility Receives NASDAQ Listing Compliance Letter
Due to Late Filing of Annual Report on Form 10-K

Springfield, VA (April 5, 2013) — USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging, mobile voice and data and unified communications solutions, today announced that it has received a letter from The NASDAQ Stock Market LLC notifying the Company that it is not in compliance with NASDAQ Listing Rule 5250(c)(1) because its Annual Report on Form 10-K for the year ended December 31, 2012, was not filed on a timely basis with the Securities and Exchange Commission.

As previously announced, USA Mobility is currently in the process of restating 2011 results for its software business due to a material weakness in the design of internal control over financial reporting relating to software revenue recognition processes. The Company believes there is no material impact to the previously reported interim periods of 2012. USA Mobility expects to complete the restatement process, which has delayed completion of the 2012 annual audit and the filing of the 2012 Form 10-K, as soon as practicable.

The NASDAQ letter dated April 2, 2013 requires the Company to submit a plan within 60 days to regain compliance with NASDAQ’s filing requirements for continued listing. USA Mobility expects to have filed its 2012 Form 10-K and be in full compliance prior to the due date of the plan.

About USA Mobility
USA Mobility, Inc., headquartered in Springfield, Virginia, is a comprehensive provider of reliable and affordable wireless communications solutions to the healthcare, government, large enterprise and emergency response sectors through its wireless subsidiary, USA Mobility Wireless. In addition, through its software subsidiary, Amcom Software, it provides mission critical unified communications solutions for hospitals, contact centers, emergency management, mobile event notification and messaging nationally and internationally. As a single-source provider, USA Mobility Wireless focuses on the business-to-business marketplace and supplies wireless connectivity solutions to organizations nationwide. The Company operates the largest one-way paging and advanced two-way paging networks in the United States. USA Mobility Wireless also offers mobile voice and data services through and T-Mobile, including BlackBerry® smartphones and GPS location applications. Its product offerings include customized wireless connectivity systems for the healthcare, government and other campus environments.  The Company also offers M2M (machine-to-machine) telemetry solutions for numerous applications that include asset tracking, utility meter reading and other remote device monitoring applications.  For further information visit www.usamobility.com and www.amcomsoftware.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, continued growth of our Software business and demand for our Software products and services, our ability to develop additional software solutions for our customers, the ability to continue to reduce operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, competition from other software providers, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.

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